No. __                                                          ________ Shares

                             PPA TECHNOLOGIES, INC.

             Incorporated Under the Laws of the State of New Jersey
                         10,000,000 SHARES COMMON STOCK
                             No Par Value Per Share

THIS CERTIFIES THAT __________ is the owner of ______________________________________(_______) shares of the COMMON STOCK of
PPA TECHNOLOGIES, INC., fully paid and non-assessable, transferable only on the books of the corporation in person or by Attorney upon surrender of this Certificate properly endorsed.

The Corporation will furnish to any shareholder, upon request and without charge, a full statement of the designations, relative rights, preferences and limitations of the shares of each class authorized to be issued.

IN WITNESS WHEREOF, the said corporation has caused this Certificate to be signed by its duly authorized officers and its corporate seal to be hereto affixed this ____ day of ______, 19___.



------------------------                             -------------------------
Secretary                                                              President

FOR VALUE RECEIVED,  ________ hereby sell, assign and transfer unto

__________________________________________________(social  security or other identifying number of assignee___________________________)

_________________ Shares represented by the within Certificate, and do hereby irrevocably appoint _____________________________________

Attorney to transfer the said Shares on the books of the within named Corporation with full powers of substitution in the premises.

Dated: _______________, 19__

In presence of

-------------------------------